SCHEDULE 14A INFORMATION

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Sonic Corp.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 31, 2007

SONIC CORP.

300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104

Dear Stockholder:

It is my pleasure to invite you to the annual meeting of the stockholders of Sonic Corp. (the “Company”). We will hold the meeting on Wednesday, January 31, 2007, at 1:30 p.m. on the Fourth Floor of the Sonic Headquarters Building, located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma, for the following purposes:

1.	To elect four directors;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

3.	To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has chosen the close of business on December 4, 2006, as the date used to determine the stockholders who will be able to attend and vote at the Annual Meeting. If you own stock in Sonic Corp. at the close of business on that date, you are cordially invited to attend the meeting.

Your vote is important. If you decide not to attend the annual meeting in person, you may vote on these proposals by proxy. To do so, please complete, date, sign, and return the enclosed proxy card promptly. We have enclosed a postage-prepaid envelope to expedite the return of your completed proxy card. If you have voted by mail and later decide to attend the annual meeting, you may revoke your proxy by coming to the meeting and voting in person.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Ronald L. Matlock

Ronald L. Matlock, Secretary

Oklahoma City, Oklahoma
December 20, 2006

TABLE OF CONTENTS

SOLICITATION OF PROXIES...	1
Solicitation...	1
Reimbursement of Nominees...	1
Revocation of Proxy...	1
Mailing of Proxy Statement and Proxy Card...	1
Stockholder Proposals...	1
VOTING RIGHTS AND PROCEDURE...	1
PROPOSAL NO. 1 - ELECTION OF DIRECTORS...	2
General...	2
Nominees...	2
Other Directors...	3
Directors Emeritus...	4
Committees, Compensation, and Meetings...	4
Corporate Governance...	5
Communications with Directors...	6
PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...........................................................................................................................................	7
General...	7
Principal Accountant Fees and Services...	7
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm........................................................	7
EXECUTIVE COMPENSATION...	8
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...	11
REPORT OF COMPENSATION COMMITTEE...	11
Independent Compensation Consultant Report...	11
Compensation Policy and Overall Objectives...	12
Discussion of Compensation Components...	12
Compensation of Chief Executive Officer...	12
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................................................................................................................................................	13
REPORT OF AUDIT COMMITTEE...	13
STOCK PERFORMANCE GRAPH...	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................................................................................................................................................................	15
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................................................................................................................................................................................................	17
OTHER MATTERS...	17
2006 ANNUAL REPORT AND FORM 10-K...	17

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SONIC CORP.

To Be Held Wednesday, January 31, 2007

SOLICITATION OF PROXIES

Solicitation

Sonic Corp. (sometimes referred to herein as “Sonic,” “we,” “us,” “our,” or the “Company”) is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Wednesday, January 31, 2007, and at any adjournment of the meeting. We also may use the services of our directors, officers, and employees to solicit proxies personally or by telephone. We regularly retain the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services. Sonic will bear all of the costs of preparing, printing, assembling, and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Reimbursement of Nominees

Sonic will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of Sonic’s voting common stock.

Revocation of Proxy

Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by giving written notice to Ronald L. Matlock, Secretary of the Company. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

Mailing of Proxy Statement and Proxy Card

Sonic has had this proxy statement and the proxy card mailed to its stockholders on or about December 20, 2006.

Stockholder Proposals

In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 21, 2007.

VOTING RIGHTS AND PROCEDURE

All share numbers reflect the Company’s three-for-two stock split implemented as a share dividend effective April 28, 2006 to stockholders of record on April 17, 2006.

Only the record holders of shares of the voting common stock of the Company as of the close of business on December 4, 2006, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 68,178,787 shares of common stock issued and outstanding (excluding 47,004,999 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and broker non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

With respect to the election of directors, the four nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors.

With respect to the ratification of the independent registered public accounting firm and any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called "broker non-votes") will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized by our bylaws to fix from time to time the number of directors that constitute the whole Board of Directors. The Board size has been set at nine members. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the stockholders, the four individuals listed below. J. Clifford Hudson, Federico F. Peña and Robert M. Rosenberg have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2010. J. Larry Nichols has been nominated to serve as a director for a two-year term expiring at the annual meeting to be held in 2009. The director position for which Mr. Nichols is being nominated was previously vacant. One other board position for a term expiring at the annual meeting to be held in January 2008 is vacant. The Board of Directors has initiated its search for a qualified candidate to fill the vacant Board position.

All nominees will hold office until the stockholders elect their qualified successors. If any nominee becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Nominees

The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
J. Clifford Hudson[1]	August 1993	2010	52
Federico F. Peña [2]	January 2001	2010	59
Robert M. Rosenberg[3]	April 1993	2010	68
J. Larry Nichols [4]	Nominee	2009	64
____________________

1Mr. Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer since January 2000. Mr. Hudson served as Chief Executive Officer and President of the Company from April 1995 to January 2000, and reassumed the position of President in November 2004. He has served in various other offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation since January 2001. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001.

2Mr. Peña has served as a Managing Director of Vestar Capital Partners since January 1999. He served as a Senior Advisor of Vestar Capital Partners from August 1998 until January 1999. Mr. Peña served as the U.S. Secretary of Energy from April 1997 through July 1998 and as the U.S. Secretary of Transportation from January 1993 through January 1997. He served as the Mayor of the city and county of Denver, Colorado from 1983 through 1991 and in the Colorado House of Representatives from 1979 until 1982. Mr. Peña currently serves as a Director of Border Media Partners, a privately-held radio company. He has been a member of Toyota’s North American Diversity Advisory Board since January 2002.

3Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”) from May 1993 until his retirement in August 1998. Allied is the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg currently serves as an honorary Director of the National Restaurant Association, as well as a trustee of the educational foundation of the International Franchise Association ("IFA"). He is a past president of the IFA. Mr. Rosenberg also serves as a Director of Dominos, Inc. and Buffets, Inc.

       4Mr. Nichols is a co-founder of Devon Energy Corporation (“Devon”) and has served as Chairman of the Board of Directors of Devon since 2000 and as Chief Executive Officer since 1980. He served as President of Devon from 1976 until 2003. Mr. Nichols also serves as a Director of Baker Hughes Incorporated. He serves as a Director of the Domestic Petroleum Council, the National Association of Manufacturers, the Independent Petroleum Association of America, and the National Petroleum Council.

Proxies cannot be voted for more than four nominees.

The Board of Directors recommends a vote “For” the election of each of the four nominees as a director.

Other Directors

The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire for each director who will continue as a director after the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
Michael J. Maples [1]	June 2005	2009	64
Frank E. Richardson [2]	March 1991	2009	67
Leonard Lieberman[3]	December 1988	2008	77
H.E. “Gene” Rainbolt[4]	January 1996	2008	77
____________________

1Mr. Maples has over 40 years of experience in the computer industry.  He held various management positions at Microsoft Corporation from 1988 to 1995, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President.  Before joining Microsoft, Mr. Maples worked for IBM Corporation for over 23 years where he served as Director of Software Strategy.  After retiring from Microsoft in 1995, Mr. Maples has primarily devoted his time to private investments and ranching.  Mr. Maples also serves as a director of Lexmark Corp., Motive, Inc., and Multimedia Games, Inc.

2Mr. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. From 1997 to June 2006, he served as Chairman of Enterprise News Media, Inc., which owned newspapers in Brockton, Quincy, Plymouth, and several other towns in Massachusetts.

3Mr. Lieberman served as the Chief Executive Officer and a Director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has primarily devoted his time to private investments. From January through April 1991, he served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. From 2002 to June 2006, Mr. Lieberman served as a Director of Enterprise News Media, Inc. He currently serves as a member of the Management Committee of Consolidated Container Company, LLC and as a director of Modern Bank, N.A.

4Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, Mr. Rainbolt served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

Directors Emeritus

Troy N. Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the other independent directors. E. Dean Werries, who served as a director from 1991 until 2005 (and Chairman of the Board from 1995 until 2000), was named Director Emeritus in January 2005. Mr. Werries has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors.

Committees, Compensation, and Meetings

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee. The charters for each of these committees are available at no charge in the Corporate Governance section of the Company’s website at www.sonicdrivein.com. The Board has affirmatively determined that each director who serves on the committees is independent as that term is defined by applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards.

The independent directors of the Company meet without the management directors at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated Frank E. Richardson as the lead director to preside at all meetings of the independent directors.

Nominating and Corporate Governance Committee. In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On October 23, 2006, the Nominating and Corporate Governance Committee nominated the four individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating and Corporate Governance Committee consist of all of the independent directors of the Company. Frank E. Richardson is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 21, 2007, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

Audit Committee. In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the

Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, Ernst & Young LLP, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services. Throughout the year, the committee periodically meets with representatives of Ernst & Young LLP and also meets with representatives of the internal audit function, without management present. The members of the Audit Committee are H. E. Rainbolt (Chair), Frank E. Richardson, and Robert M. Rosenberg. Each of the members of the Audit Committee is "independent," as defined by the rules of the SEC and the NASDAQ stock market listing standards.  The Board of Directors has determined that Mr. Rainbolt is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. In fiscal 2006, the Audit Committee met eight times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public. A copy of the written charter for the Audit Committee was attached to the proxy statement for the January 2006 annual meeting and is also posted in the Corporate Governance section of the Company’s website at www.sonicdrivein.com.

Compensation Committee. In accordance with its written charter adopted by the Board of Directors, the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the executive officers of the Company, as well as overseeing, reviewing, and administering the Company’s various equity benefit plans. The members of the Compensation Committee are Leonard Lieberman (Chair), Michael J. Maples, and Federico F. Peña. The Compensation Committee held six meetings during the Company’s last fiscal year.

Compensation of Directors. During the last fiscal year, the Company compensated the independent directors for their services in the amount of $20,000 per year, plus $2,500 for every meeting of the Board of Directors attended and an additional $1,000 for any special telephonic meetings. Audit Committee members received an additional $1,000 per quarter for regularly scheduled earnings release telephonic meetings and the Chair of the Audit Committee received additional annual compensation of $7,000. The Chair of each of the Nominating and Corporate Governance and the Compensation Committees received additional annual compensation of $2,500. Other than the compensation described above, the Company did not pay any additional fees to directors for serving on its standing committees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. Independent directors receive seven-year, non-qualified stock options to purchase 75,938 shares of common stock of the Company upon the individual’s initial election as a director, and an annual grant of seven-year, non-qualified stock options to purchase 10,125 shares of common stock of the Company to each independent director of the Company beginning with the fourth year of the director’s term and continuing annually for so long as the individual serves on the Board. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. In January 2006, the Company granted options to purchase 10,125 shares of common stock of the Company at $19.30 per share to Messrs. Lieberman, Peña, Rainbolt, Richardson, and Rosenberg.

Meetings of the Board of Directors. The Board of Directors of the Company held eight meetings during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees on which he served. The Company encourages its Board members to attend the Annual Meeting of Stockholders and schedules Board and committee meetings to coincide with the stockholder meeting to facilitate the directors’ attendance at the Annual Meeting of Stockholders. All of the incumbent directors attended the Annual Meeting of Stockholders held in January 2006.

Corporate Governance

Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. The Board of Directors has documented its corporate governance practices and adopted Corporate Governance Guidelines, which are designed to formalize these practices and enhance governance efficiency and effectiveness. The Corporate Governance Guidelines may be found in the corporate governance section of Sonic’s website, www.sonicdrivein.com. Among other things, these guidelines address the following:

•
The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity, and availability of service to the Company.

•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.
•
The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the Chief Executive Officer and the Chief Executive Officer is required at all times to make available to the Board his or her recommendations of potential successors.

•	The independent directors are required to meet in conjunction with each regularly scheduled quarterly board meeting and at other appropriate times.
•	The Board and all committees are authorized to hire their own advisors.
•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

With respect to considering nominations of new directors when the opportunity arises, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from other Board members or senior management in identifying candidates.

Each candidate for director must possess at least the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate shall have any material personal, financial, or professional interest in any present or potential competitor of the Company.
•
Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by stockholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Communications with Directors

Stockholders may communicate with the non-employee members of the Board of Directors by writing to the Board, c/o Ronald L. Matlock, Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its stockholders are collected and forwarded on a periodic basis to the Board. Any concerns relating to accounting, internal accounting controls, or auditing matters will be brought immediately to the attention of the Company’s principal internal auditor and handled in accordance with the procedures established by the Audit Committee with respect to such communications.

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking the stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2007. Ernst & Young LLP has audited Sonic’s consolidated financial statements annually since Sonic’s 1984 fiscal year.

Representatives of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to so do. They will also be available to respond to appropriate questions presented at the annual meeting.

In the event the appointment of Ernst & Young LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the Audit Committee will reconsider this appointment.

The Board of Directors recommends a vote “For” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended August 31, 2006 and 2005:

	2006	2005

Audit Fees[1]	$581,000	$574,565
Audit-Related Fees[2]	37,000	21,750
Tax Fees[3]	67,825	31,750
Total	$685,825	$628,065
____________________

1Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected subsidiaries of the Company.

2Audit-related fees relate to professional services rendered for the annual audit of the Company’s benefit plan.

3Tax fees include fees for tax planning and consultations and reviews of tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal year 2006 and 2005 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements during those periods.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to our chief executive officer and our four other highest paid executive officers.

Annual Compensation					Long-term Compensation

Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compensation($)[2]	Securities Underlying Stock Options(#)	All Other Compensation($)[3]

J. Clifford Hudson	2006	571,386	429,986	--	58,487	10,631
Chairman of the Board,	2005	546,044	424,676	--	60,078	10,471
Chief Executive Officer and	2004	525,042	419,565	--	64,046	10,439
President

W. Scott McLain	2006	301,329	151,061	--	19,769	11,142
Executive Vice President,	2005	284,319	150,351	--	54,023	10,982
President of Sonic Industries Inc.	2004	270,308	110,275	--	65,369	10,103

Michael A. Perry	2006	270,001	134,974	--	17,709	11,081
President of	2005	250,000	133,724	--	48,435	11,371
Sonic Restaurants, Inc.	2004	230,000	81,305	--	21,644	10,491

Ronald L. Matlock	2006	256,666	106,917	--	15,627	10,931
Senior Vice President,	2005	245,637	106,371	--	16,199	10,864
General Counsel and	2004	234,610	95,712	--	23,120	10,071
Secretary

V. Todd Townsend	2006	250,000	99,455	--	15,026	2,861
Vice President, Chief	2005	11,378	--	--	45,001	--
Marketing Officer	2004	--	--	--	--	--
____________________

1The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under “Report of Compensation Committee - Discussion of Compensation Components,” as well as a holiday bonus equal to one-half month’s base salary.

2The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

3The amounts include the Company’s matching contribution to the Company’s defined contribution plan and premiums for life insurance paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company’s 401(k) defined contribution plan in the amounts of $9,575 for Mr. Hudson, $10,086 for Mr. McLain, $10,025 for Mr. Perry, $9,875 for Mr. Matlock, and $1,875 for Mr. Townsend. During the last fiscal year, the Company paid life insurance premiums in the amount of $1,056 for each of Messrs. Hudson, McLain, Perry, and Matlock, and in the amount of $986 for Mr. Townsend.

Stock Option Table. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company’s chief executive officer and the other executive officers named above.

Name	Number of Securities Underlying Options Granted (#)[1]	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term[2]
					5% ($)	10% ($)

J. Clifford Hudson	15,001	7.08	19.30	1-31-16	182,077	461,420
	43,486		23.08	4-6-13	408,589	952,186

W. Scott McLain	19,769	2.39	23.08	4-6-13	185,747	432,870

Michael A. Perry	17,709	2.14	23.08	4-6-13	166,392	387,763

Ronald L. Matlock	15,627	1.89	23.08	4-6-13	146,829	342,175

V. Todd Townsend	15,026	1.82	23.08	4-6-13	141,182	329,015
____________________

1Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the option.

2The assumed annual rates of 5% and 10% would result in the Company’s common stock price increasing during the 10-year term of the option from the $19.30 per share exercise price to $31.44 and $50.06 respectively, and during the seven-year term of the option from the $23.08 per share exercise price to $32.42 and $44.98, respectively.

Option Exercises and Year End Value Table. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company’s chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Unexercised Options as of Fiscal Year End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options as of Fiscal Year End Exercisable/ Unexercisable ($)[1]

J. Clifford Hudson	255,564	[2]	4,191,250	781,130	$11,677,162
				119,885	220,359

W. Scott McLain	249,989	[2]	512,271	371,341	5,226,390
				77,573	213,027

Michael A. Perry	0		0	121,995	1,103,550
				57,212	103,749

Ronald L. Matlock	75,728	[2]	1,544,706	328,118	5,058,637
				34,132	62,444

V. Todd Townsend	0		0	15,001	12,901
				45,026	25,800
____________________

1These amounts represent the value of unexercised options granted each year since 1997 for Messrs. Hudson, McLain and Matlock, the value of unexercised options granted each year since 2001 for Mr. Perry, and the value of unexercised options granted each year since 2005 for Mr. Townsend.

2All of the options exercised by Messrs. Hudson, McLain and Matlock would have expired in fiscal year 2006 if not exercised.

Termination and Change in Control Arrangements. The Company has employment contracts with J. Clifford Hudson, its Chairman of the Board, Chief Executive Officer and President, and the other senior executive officers. Mr. Hudson’s contract, which is for a two year term (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the Company terminates Mr. Hudson’s employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $578,806 as of August 31, 2006). Mr. Hudson’s contract defines “cause” as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of “cause” requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for J. Clifford Hudson, Michael A. Perry, Ronald L. Matlock, and V. Todd Townsend expire in August 2007. The contract for W. Scott McLain expires in January 2007. The contracts for all senior executive officers (except Mr. Hudson) automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. Those contracts provide for 12 months’ salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of “cause” as Mr. Hudson’s contract.

The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for Mr. Hudson (who would receive three times his annual salary). The same lump sum provision applies if the officer should resign for “good reason,” which includes (without limitation) the occurrence without the officer’s consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer’s office with the Company, (2) a change in the officer’s title or office with the Company, or (3) a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement, or termination of any executive officer’s employment with the Company, from a change in control of the Company, or from a change in an executive officer’s responsibilities following a change in control of the Company.

Following her resignation as President of the Company effective October 31, 2004, Pattye Moore agreed to serve as a consultant to the Company for a two-year term. During the term of her consulting agreement, Ms. Moore agreed to not be employed by or consult for any competitor of the Company. Ms. Moore received for her services during the term of the agreement (which expired October 31, 2006) compensation in the amount of $15,000 per month, plus reimbursement of reasonable expenses incurred in connection with her consulting services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease two parcels of real estate, upon which we operate two drive-in restaurants, from Plains Realty Corp. (“Plains”), a corporation in which a minority interest is held by J. Clifford Hudson, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, in trust for himself and in trust for his son. The Company made rental payments during fiscal year 2006 for both parcels pursuant to leases entered into in 1988 and 1989. Both leases expire in January 2009. During the last fiscal year, the Company paid Plains a total of $108,422 in rent pursuant to those two leases. We believe that the terms and conditions of the leases are no less favorable than those we could have obtained from third parties in arm’s length transactions.

H. E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City ("BancFirst"). BancFirst is a participant in the Company’s $486 million credit facility which was entered into in September 2006 and in which BancFirst participates in $7.2 million. A portion of the proceeds from the new credit facility was used to refinance indebtedness under a $150 million revolving line of credit, under which BancFirst was also a participant. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $119 million, in which BancFirst participated in approximately $14.3 million.

REPORT OF COMPENSATION COMMITTEE

The following report of the Compensation Committee of the Board of Directors describes the Compensation Committee’s compensation policies with regard to the Company’s executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the Compensation Committee’s basis for the chief executive officer’s compensation for the last fiscal year, including the factors and criteria upon which the Compensation Committee based that compensation. As described above under “Committees, Compensation, and Meetings,” the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the Company’s chief executive officer and certain other executive officers of the Company. The Compensation Committee’s functions also include the administration of the Company’s stock option plans and the granting of stock options under those plans, the administration of the Company’s stock purchase plan, and the administration of the Company's employee stock incentive plan and the granting of stock under that plan.

The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

Independent Compensation Consultant Report

For several years we have retained independent compensation consultants to advise us on the structure and competitiveness of the Company’s executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, benefits, and employment contract provisions. In conducting the initial review, the consultant interviewed the executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-unit restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, we have obtained annual updates of the review and report to the Company. The results of these reviews continue to show that the total compensation of the Company’s executive officers falls below the median level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with a consultant to develop changes to the Company’s executive compensation program, when and if appropriate.

Compensation Policy and Overall Objectives

In order to attract, retain, and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The Compensation Committee has adopted a compensation strategy to provide: (1) base salaries which are competitive but not above the industry median, (2) median or above-median total annual cash opportunities, through incentives based on operating results, (3) above-median long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

The primary components of the Company’s executive compensation package consist of base salary, annual incentive bonus awards, and stock option awards. In determining executive compensation, the Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. Generally, the Compensation Committee believes that it is in the interests of the Company’s stockholders to preserve the deductibility of the compensation paid to executive officers of the Company, while still maintaining the goals of the Company’s executive compensation program. However, where it is deemed necessary and in the best interest of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Committee may approve compensation to executive officers that may exceed the limits of deductibility.

Discussion of Compensation Components

Base Salary. In reviewing each executive officer’s base salary, the Compensation Committee takes into consideration the executive officer’s responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on those factors. The Committee does not apply any specific formula to determine the weight of each factor.

Incentive Bonus Awards. The Company has adopted an incentive bonus plan, which covers all of the Company’s executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the earnings per share target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (75% for Mr. Hudson, 50% for Messrs. McLain and Perry, and 40% for Messrs. Matlock and Townsend). Under the plan, the Committee may award up to 50% of the incentive payments if the Company’s earnings per share equal 85% or more of the annual business plan earnings per share goal and may award up to 100% of the incentive payments as the percentage of earnings per share achieved increases from 85% to 100% of the goal. The plan also allows the Committee to increase the incentive payments ratably to the extent the Company exceeds the earnings per share target. However, the Committee has the discretion whether and in what amounts to award any incentive bonuses.

Stock Option Grants. The Sonic Corp. 2006 Long-Term Incentive Plan was adopted by the stockholders in January 2006 and replaced the 2001 Sonic Corp. Stock Option Plan. The 2006 Long-Term Incentive Plan provides for the grant of awards in the form of stock options and other stock-based awards such as stock appreciation rights, performance shares, and restricted stock. Historically, the Committee has awarded selected employees an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee’s annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging up to two. In addition, the Compensation Committee may grant special stock option awards to new members of management and to existing members of management who may have received a promotion or in other appropriate circumstances.

Compensation of Chief Executive Officer

Mr. Hudson has served as the Company’s Chairman of the Board since January 2000, and its Chief Executive Officer since April 1995. He served as President of the Company from April 1995 to January 2000 and reassumed the position of President in November 2004. On January 31, 2006, the Compensation Committee set Mr. Hudson’s annual compensation at $578,806 and made a discretionary grant to Mr. Hudson of options to purchase 15,001 shares of common stock pursuant to the terms of the 2001 Stock Option Plan.  The Committee considered the results of the most recent update of the Company’s independent compensation consultant regarding the range of compensation for the chief executive officers of the Company’s competitive peer group and set Mr. Hudson’s level of compensation below the median of that group. On April 6, 2006, the Compensation Committee granted Mr. Hudson options to purchase 43,486 shares of common stock, consistent with the standard annual formula for granting stock options described above. Effective October 23, 2006, the Compensation Committee approved the award of 93.7% of Mr. Hudson’s potential incentive bonus for the fiscal year ended August 31, 2006, pursuant to the terms of the Company’s incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the performance of the Company for that year.

Respectfully submitted,

The Compensation Committee
/s/ Leonard Lieberman, Chairman
/s/ Michael J. Maples
/s/ Federico F. Peña

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are named above. None of these individuals has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal year 2006.

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of three directors and operates under a written charter, a copy of which was attached to the proxy statement for the Annual Meeting of Stockholders held in January 2006 and is also available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held eight meetings in fiscal 2006. The meetings facilitated communication with senior management and employees, the internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm (Ernst & Young). The Committee held discussions with the internal auditors and Ernst & Young both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of Ernst & Young and, in addition, reviewed and pre-approved all services provided by Ernst & Young during fiscal 2006.

As stated in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to establish and maintain a system of internal control over financial reporting, to plan and conduct audits, and to prepare consolidated financial statements in accordance with generally accepted accounting principles. It is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2006 fiscal year (including the disclosures contained in the Company’s 2006 Annual Report on Form 10-K and its 2006 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and Ernst & Young. The Audit Committee also reviewed and discussed with management, the internal auditors and Ernst & Young the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and Ernst & Young’s attestation report.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (Codification of Statement on Auditing Standards, AU 380), as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with Ernst and Young its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2006.

Respectfully submitted,

The Audit Committee
/s/ H. E. Rainbolt, Chairman
/s/ Frank E. Richardson
/s/ Robert M. Rosenberg

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock with the cumulative total returns on two published indices - the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (“Nasdaq U.S. Stocks”) and the Index for Nasdaq Retail Trade Stocks (“Nasdaq Retail Stocks”). The graph assumes a $100 investment on August 31, 2001, in the Company’s common stock and in the stocks comprising the two identified indices. “Cumulative total return” means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of September 30, 2006, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent[1]
FMR Corp.[2] 82 Devonshire Street Boston, Massachusetts 02109	10,898,329	15.9%
Barclays Global Investors, NA3 45 Fremont Street San Francisco, CA 94105	9,111,753	13.3%
Earnest Partners, LLC [4] 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	7,426,136	10.8%
T. Rowe Price Associates, Inc. [5] 100 East Pratt Street Baltimore, Maryland 21202	4,155,438	6.1%
____________________

1Based on the number of outstanding shares of common stock as of October 31, 2006.

 2Reflects shares beneficially owned by FMR Corp. (“FMR”) according to a 13F Holdings Report filed by FMR with the SEC on November 13, 2006, reflecting ownership of shares as of September 30, 2006. Based on the 13F Holdings Report, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, and FMR Co., Inc. has defined dispositive power over 10,756,413 shares, sole voting power over 144,224 shares and no voting power over 10,612,189 shares. Fidelity Management Trust Company (“Fidelity

Management”), another wholly-owned subsidiary of FMR, has defined dispositive power over 141,916 shares and sole voting power over 141,916 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 14, 2006, as of December 31, 2005, each of FMR and Mr. Edward C. Johnson 3d, Chairman of FMR, has sole dispositive power over (and beneficially owned) 7,008,900 shares, representing (a) 6,972,737 shares beneficially owned by Fidelity as a result of its role as an investment advisor to various investment companies, one of which, Fidelity Low Priced Stock Fund, owned 6,100,000 shares and (b) 36,163 shares beneficially owned by Fidelity Management as a result of its role as an investment manager for certain institutional accounts. Fidelity and Fidelity Management have the same address as FMR.

3Reflects shares beneficially owned by Barclays Global Investors NA (“Barclays”) according to a 13F Holdings Report filed by Barclays with the SEC on November 14, 2006, reflecting ownership of shares as of September 30, 2006. Based on the 13F Holdings Report, Barclays has defined dispositive power over 6,226,665 shares, sole voting power over 4,967,771 shares, shared voting power over 53,751 shares and no voting power over 1,205,143 shares. Barclays Global Fund Advisors, which has the same address as Barclays, has defined dispositive power over 2,106,828 shares and sole voting power over 2,106,828 shares. Barclays Global Investors LTD, whose address is Murray House, 1 Royal Mint Court, London, EC3N 4HH, has defined dispositive power over 549,817 shares and sole voting power over 549,817 shares. Barclays Global Investors Japan LTD, whose address is 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, has defined dispositive power over 228,443 shares and sole voting power over 228,443 shares.

4Reflects shares beneficially owned by Earnest Partners, LLC according to a 13F Holdings Report filed by Earnest Partners, LLC with the SEC on November 13, 2006, reflecting ownership of shares as of September 30, 2006. Based on the 13F Holdings Report, Earnest Partners, LLC has sole voting power over 2,415,933 shares, shared voting power over 2,288,812 shares, no voting power over 2,721,391 shares, and sole dispositive power over all 7,426,136 shares.

5Reflects shares beneficially owned by T. Rowe Price Associates, Inc. (“T. Rowe Price”) according to a 13F Holdings Report filed by T. Rowe Price with the SEC on November 14, 2006, reflecting ownership of shares as of September 30, 2006. Based on the 13F Holdings Report, T. Rowe Price has sole voting power over 527,581 shares, shared voting power over 0 shares, no voting power over 3,627,857 shares, and sole dispositive power over all 4,155,438 shares.

Management. The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of October 31, 2006. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days (“Currently Exercisable Options”). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Currently Exercisable Options	Percent[1]

J. Clifford Hudson[2]	1,185,186	781,130	2.82%
W. Scott McLain[3]	17,468	382,639	[4]
Michael A. Perry [5]	28,145	132,125	[4]
Ronald L. Matlock[6]	50,581	328,118	[4]
T. Todd Townsend[7]	810	15,001	[4]
Leonard Lieberman	52,203	111,375	[4]
Michael J. Maples	6,000	25,313	[4]
Federico F. Peña	1,161	86,063	[4]
H. E. Rainbolt	132,875	60,750	[4]
Frank E. Richardson[8]	1,997,289	111,375	2.98%
Robert M. Rosenberg	119,280	68,625	[4]
Directors and executive officers as a group (14) [9]	3,628,091	2,533,266	8.23%

____________________

1Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

2Includes (a) 571,887 shares of common stock held by Mr. Hudson in trust for himself, (b) 503,996 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), and (c) 109,303 shares of common stock held by Mr. Hudson in trust for his two children (of which Mr. Hudson disclaims beneficial ownership).

3Includes 2,468 shares held for Mr. McLain in the Company’s 401(k) plan.

4Represents less than 1% of the Company’s outstanding shares.

5Includes 4,851 shares held for Mr. Perry in the Company’s 401(k) plan and 4,746 shares held in the Company’s employee stock purchase plan.

6Includes 8,406 shares held for Mr. Matlock in the Company's 401(k) plan.

7All of such shares are held in the Company's employee stock purchase plan.

8Includes 2,250 shares of common stock held by Mr. Richardson’s wife (of which Mr. Richardson disclaims beneficial ownership) and 9,150 shares of common stock held by Mr. Richardson as custodian for his children (of which Mr. Richardson disclaims beneficial ownership).

9Includes (a) 17,771 shares of common stock held for certain executive officers in the Company’s 401(k) plan and (b) 9,449 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of the original and amended Forms 3, 4, and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2006 ANNUAL REPORT AND FORM 10-K

A copy of the 2006 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended August 31, 2006, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2006 Annual Report. A copy of the 2006 Form 10-K will be furnished to each stockholder without charge upon request in writing to: Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2006 Form 10-K is also available at the Company’s website at www.sonicdrivein.com.

Only one proxy statement and annual report may be delivered to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like a separate copy of this proxy statement and annual report or future proxy statements and annual reports may make a written or oral request to Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104 or by telephone at (405) 225-5000. Similarly, requests may be made for delivery of a single copy of a proxy statement and annual report to be delivered to an address where multiple stockholders are currently receiving multiple copies of proxy statements and annual reports.